Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8115

                                                             July 22, 2003

Board of Trustees
Templeton China World Fund
500 East Broward Boulevard
Ft. Lauderdale, Florida 33394-3091

         Re:  LEGAL OPINION-SECURITIES ACT OF 1933

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust (the "Agreement") of Templeton China World Fund (the "Trust"), a statutory trust organized under the Delaware Statutory Trust Act, and the By-Laws of the Trust, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statement on Form N-1A filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion. The Trust is authorized by the Agreement to issue an unlimited number of shares of beneficial interest with no par value.

     The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act (the "Registration Statement"). You have further advised us that the Trust will be governed by
Section 24(f) of the Investment Company Act, and each year will timely file a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Funds during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Trust will be sold in accordance with the Trust's method of distributing its registered shares as described in the Registration Statement, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Trust remains a validly existing entity in good standing under the laws of its state of organization, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Agreement and/or the Registration Statement, and subject to compliance with Rule 24f-2, will be legally issued, fully paid, and non-assessable shares[, and the holders of such shares will have all the rights provided for with respect to such holding by the Agreement and the laws of the State of Delaware].

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                         Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP

                                         BY: /s/BRUCE G. LETO
                                            ----------------------------------
                                            Bruce G. Leto, a Partner